PDL

2018 Fourth Quarter and Full Year Financial Results Conference Call

March 14, 2019

Forward-Looking Statements

This presentation contains forward-looking statements including PDL's expectations with respect to its future royalty revenues, expenses, net income and cash provided by operating activities. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Factors that may cause differences between current expectations and actual results include, but are not limited to, the following:

- Our ability to realize the benefits of our investment in Noden Pharma DAC and LENSAR, Inc. and other income generating assets;
- Risks related to the commercialization of our products, including but not limited to, competition from other products (including generic products), compliance with laws and regulatory requirements, pricing, intellectual property rights, reliance on a third party for commercialization of our authorized generic product, standards of care as they apply to the use of our products, unexpected changes to tax, import or export rules;
- Our reliance on third party manufacturers who may not perform as expected;
- The productivity of acquired income-generating assets may not fulfill our revenue forecasts and, if secured by collateral, we may be under-secured and unable to recuperate our capital expenditures in the transaction;
- Failure to maintain regulatory approvals relating to our products;
- Failure to acquire additional products or other sources of revenues sufficient to continue operations;
- Competitive or market pressures on our products, licensees, borrowers and royalty counterparties;
- Changes in any of the assumptions on which PDL's projected revenues are based;
- Changes in foreign currency exchange rates;
- Positive or negative results in PDL's attempt to acquire income-generating assets;
- Our ability to utilize our net operating loss carryforwards and certain other tax attributes;
- The outcome of litigation or disputes, including potential product liability; and
- The failure of licensees to comply with existing license agreements, including any failure to pay royalties due.

Other factors that may cause PDL's actual results to differ materially from those expressed or implied in the forward-looking statements in this presentation are discussed in PDL's filings with the SEC, including the "Risk Factors" sections of its annual and quarterly reports filed with the SEC. Copies of PDL's filings with the SEC may be obtained at the "Investor Relations" section of PDL's website at www.pdl.com. PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in PDL's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this presentation are qualified in their entirety by this cautionary statement.

PDL

Financial Highlights: 4th Quarter and FY 2018

- **Fourth Quarter 2018:**
  - Revenues - $45 million
    - Product revenues - $26 million
      - Noden product sales - $19 million
      - LENSAR product revenues - $7 million
  - Consolidated GAAP net income - $16 million, or $0.11 per diluted share.
- **Full Year 2018:**
  - Revenues - $198 million
    - Product revenues - $105 million
      - Noden product sales - $81 million
      - LENSAR product revenues - $24 million
  - Consolidated GAAP net loss - $69 million
  - Non-GAAP net income - $57 million
- **Year End Cash and cash equivalents - $395 million**

PDL

Strategy For Shareholder Value Creation

PDL strategy: Build through acquisitions, partnerships or licensing transactions, a portfolio of actively managed biopharma companies that will generate profitable revenue growth.

What we are looking for:

- Commercial-stage products and/or companies with multi-year sales growth potential and which performance may be improved through access to PDL's capital and expertise.
- Late development stage assets or pre-commercialization products.
- Products or companies that present synergies with existing operating structures or offer attractive returns as standalone companies.

Why we are in a strong position:

- Strong, liquid balance sheet that can be quickly deployed.
- Expertise in evaluating opportunities, consummating deals and managing businesses on the path to growth and profitability.

Our endgame:

- Build growing, profitable revenues from operating companies' cash flows.
- Potentially capture market value through IPOs or divestiture.

What Do We Have To Offer?

- Fulfill the full product potential or technology promise:
  - Through adequate and secured funding
  - Build on the existing team or establish a specifically tailored organization dedicated to the success of the asset
  - Opportunity for continued involvement, leveraging PDL expertise
- Flexibility:
  - PDL can be flexible with regard to structure: open to acquisitions, partnerships, joint ventures and traditional licenses
- Focus and priority:
  - The success of our operating companies will define our success; they will get our full engagement
  - Nimbleness and speed in decision making, as well as a collaborative approach

Noden: Focus on Profitability

- Actions to increase the profitability of Tekturna® and mitigate the impact of potential generic competition include:
  - Discontinued contract sales force in August 2018 resulting in savings of $3.5 to $4 million per quarter.
  - Transitioned to a comprehensive, cost efficient program of non-personal promotion;
  - Preparing to compete effectively both with the Tekturna® brand as well as through Prasco Laboratories's authorized generic (AG) of Tekturna®.
- Noden net income of $10.5 million in Q4 2018.



Tekturna® NRx
2/16/18 – 2/15/19
1,400
1,200
1,000
800
600
400
200
Field Sales
NPP Program
2/16/2018
3/16/2018
4/16/2018
5/16/2018
6/16/2018
7/16/2018
8/16/2018
9/16/2018
10/16/2018
11/16/2018
12/16/2018
1/16/2019
National NRx

IMS Xponent Weekly NRx 2/16/18 – 2/15/19

LENSAR: Continued Innovation

- LENSAR reported revenues of $7.2 million in Q4 2018.
  - 8 percent increase over Q3 2018.
- Q4 2018 GAAP net loss of approx. $1.7 million.
  - Break-even on an EBITDA basis.
- Utilized NOLs resulting in cash savings of $2.8 million in 2018.
- Substantial growth opportunities through continued innovation



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PDL

Share Repurchase Programs

- While our focus is on the strategic acquisition of biopharma assets, given the significant discount of PDL's stock price to its book value, we have implemented share repurchase programs to return value to shareholders.
- Completed $55 million in two initial stock repurchase programs
  - 22.1 million shares at an average repurchase share price of $2.49.
- Announced a new $100 million share repurchase program on September 24, 2018.
  - Completed $25.5 million in Q4 2018
  - Repurchased 8.7 million shares at average share price of $2.94
- To date we have used $61 million to repurchase 19.4 million shares at an average price of $3.15 per share.

PDL

Book Value Increased $0.63 in Q4 18 as a Result of Stock Repurchase Program.

PDL's book value for the period ending December 31, 2018 was $5.70



PDL's Book Value Per Share
$6.00
$5.75
$5.50
$5.25
$5.00
$4.75
$4.50
$4.25
$4.00
$3.75
$3.50
$3.25
$3.00
$2.75
$2.50
$2.25
$2.00
$1.75
$1.50
$1.25
$1.00
$0.75
$0.50
$0.25
$-
Sep-13
Dec-13
Mar-14
Jun-14
Sep-14
Dec-14
Mar-15
Jun-15
Sep-15
Dec-15
Mar-16
Jun-16
Sep-16
Dec-16
Mar-17
Jun-17
Sep-17
Dec-17
Mar-18
Jun-18
Sep-18
Dec-18

Does not include asset value of royalties from Queen et al patents.

PDL

Fourth Quarter 2018 Financials

(In thousands, except per share amounts)	Three Months Ended December 31, 2018	Three Months Ended December 31, 2017	Twelve Months Ended December 31, 2018	Twelve Months Ended December 31, 2017
Royalties from Queen et al. patents	$ 2	$ 4,531	$ 4,536	$ 36,415
Royalty rights - change in fair value	19,139	30,103	85,256	162,327
Interest revenue	83	776	2,337	17,744
Product revenue, net	25,976	32,646	105,448	84,123
License and other	(81)	(20)	533	19,451
Total revenues	45,119	68,036	198,110	320,060
Cost of product revenue	11,444	17,905	48,460	30,537
Amortization of intangible assets	1,577	6,251	15,831	24,689
General and administrative expenses	6,019	9,788	45,420	45,641
Sales and marketing	2,772	6,489	17,139	17,683
Research and development	806	729	2,955	7,381
Impairment of intangible assets	-	-	152,330	-
Asset impairment loss	8,200	-	8,200	-
Change in fair value of anniversary payment and contingent consideration	(19,198)	(3,000)	(41,631)	349
Total operating expenses	11,620	38,162	248,704	126,280
Operating income (loss)	33,499	29,874	(50,594)	193,780
Interest and other income, net	1,958	933	6,065	1,659
Interest expense	(2,895)	(5,139)	(12,157)	(20,221)
Gain on bargain purchase	-	5,314	-	9,309
Gain on investment	-	-	764	-
Income (loss) before income taxes	32,562	30,982	(55,922)	184,527
Income tax expense	16,283	8,646	12,937	73,826
Net income (loss)	16,279	22,336	(68,859)	110,701
Less: Net loss attributable to noncontrolling interests	-	-	-	(47)
Net income (loss) attributable to PDL's shareholders	$ 16,279	$ 22,336	$ (68,859)	$ 110,748
Net income (loss) per share - Basic	$ 0.12	$ 0.15	$ (0.47)	$ 0.71
Net income (loss) per share - Diluted	$ 0.11	$ 0.15	$ (0.47)	$ 0.71

PDL

Fourth Quarter 2018 Financials

(in thousands)	Three Months Ended December 31, 2018	Three Months Ended December 31, 2017	Twelve Months Ended December 31, 2018	Twelve Months Ended December 31, 2017
GAAP net income (loss) attributed to PDL's shareholders as reported	$ 16,279	$ 22,336	$ (68,859)	$ 110,748
Adjustments:				
Mark-to-market adjustment to fair value assets	1,781	(2,746)	(7,287)	(55,074)
Non-cash interest revenues	(83)	(101)	(312)	(924)
Non-cash stock-based compensation expense	(56)	124	4,758	3,138
Non-cash debt offering costs	1,864	2,843	7,609	11,038
Mark-to-market adjustment on warrants held	81	20	(33)	49
Impairment of intangible assets	-	-	152,330	-
Amortization of the intangible assets	1,577	6,251	15,831	24,689
Mark-to-market adjustment of anniversary payment and contingent consideration	(19,198)	(3,000)	(41,631)	349
Valuation allowance on deferred tax assets	11,384	-	11,226	-
Income tax effect related to above items	1,442	(946)	(16,932)	6,695
Total adjustments	(1,208)	2,445	125,559	(10,040)
Non-GAAP net income	$ 15,071	$ 24,781	$ 56,700	$ 100,708

PDL

Fourth Quarter 2018 Financials

Consolidated balance sheet data (unaudited) *(in thousands)*	December 31, 2018	September 30, 2018	December 31, 2017
Cash, cash equivalents and investments	$ 394,590	$ 400,984	$ 532,114
Total notes receivable	$ 63,813	$ 70,966	$ 70,737
Royalty rights - at fair value	$ 376,510	$ 378,291	$ 349,223
Intangible assets, net	$ 51,319	$ 52,895	$ 215,823
Total assets	$ 963,736	$ 984,427	$ 1,243,123
Convertible notes payable	$ 124,644	$ 122,780	$ 243,481
Total stockholders' equity	$ 729,779	$ 739,387	$ 845,890

PDL